Rand Logistics Appoints Robert Kurz and Ed Levy to Board of Directors

New York, NY – February 3, 2015 - Rand Logistics, Inc. (NASDAQ: RLOG) (“Rand”) today announced that its Board of Directors has appointed Robert Kurz and Edward Levy as Class III and Class I directors, respectively.  Mr. Kurz is Vice President of Kinder Morgan Terminals and the President of their tanker division, American Petroleum Tankers.  Mr. Levy is currently the President and Chief Executive Officer of Rand.

Rand also announced that Captain Scott Bravener, a Class I director, has tendered his resignation from the Board of Directors.  Mr. Bravener will continue with his management duties as President and Chief Executive Officer of Lower Lakes Towing and Lower Lakes Transportation, Rand’s primary operating subsidiaries.  As a result of these changes, the number of directors on Rand’s Board will increase from six to seven.

Michael Lundin, Non-Executive Chairman of Rand’s Board of Directors commented, “We are pleased to welcome both Robert and Ed to the board.  Robert’s strong experience and senior roles in the maritime industry, including as Chief Executive Officer of American Petroleum Tankers Parent LLC, President and Chief Executive Officer of American Shipping Company and President of Keystone Shipping Co., will be valuable to our organization.  Ed’s leadership in strategic and capital markets matters along with his daily oversight of the Company will also be a valued addition to our board.  We also express our appreciation for the contributions Scott has made as a board member and appreciate his continued focus and commitment to the Company.”

Mr. Kurz has a Bachelor of Arts degree from Lafayette College and a Masters of Science degree and United States Coast Guard Third Mate License from S.U.N.Y. Maritime College.  He is currently a member of the Board of Directors of the American Maritime Partnership and a past Board member of the American Maritime Congress, Labor Management Maritime Committee, OceanConnect.com, United Seamen’s Service and William Penn Charter School.

About Rand Logistics
Rand Logistics, Inc. is a leading provider of bulk freight shipping services throughout the Great Lakes region. Through its subsidiaries, the Company operates a fleet of four conventional bulk carriers and eleven self-unloading bulk carriers including three tug/barge units. The Company is the only carrier able to offer significant domestic port-to-port services in both Canada and the U.S. on the Great Lakes. The Company's vessels operate under the U.S. Jones Act – which reserves domestic waterborne commerce to vessels that are U.S. owned, built and crewed, – and the Canada Coasting Trade Act – which reserves domestic waterborne commerce to Canadian registered and crewed vessels that operate between Canadian ports.

Forward-Looking Statements
This press release contains forward-looking statements. For all forward-looking statements, we claim the protection of the Safe Harbor for Forward-Looking Statements contained in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated.  Future events and actual results, affecting our strategic plan as well as our financial position, results of operations and cash flows, could differ materially from those described in or contemplated by the forward-looking statements.  Important factors that contribute to such risks include, but are not limited to, the effect of the economic downturn in our markets; the weather conditions on the Great Lakes; and our ability to maintain and replace our vessels as they age.

For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" section in Rand's Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 12, 2014.

CONTACT: Rand Logistics, Inc. Laurence S. Levy, Executive Vice Chairman Edward Levy, President and CEO (212) 644-3450	-OR-	INVESTOR RELATIONS COUNSEL: Cameron Associates Alison Ziegler (212) 554-5469 alison@cameronassoc.com